Prudential Investment Portfolios 9 - Prudential Large Cap Core Equity Fund Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


							January 25, 2011

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Prudential Investment
 Portfolios 9 ? Prudential Large Cap Core Equity Fund

File Nos.  33-66895 and 811-09101

	On behalf of the Prudential Large Cap Core
 Equity Fund enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system.
  Should you have any questions, please contact me at (973)
367-1220.

      Very truly yours,

							/s/ M. Sadiq Peshimam
      M. Sadiq Peshimam
							Assistant Treasurer